UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 28, 2017
Date of Report (Date of earliest event reported)

CMTSU Liquidation, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

7900 E Union Ave, Suite 1100
Denver, Colorado, 80237
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

 CIBER, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in a Current Report filed on Form 8-K filed with the SEC on May 19, 2017, Ciber, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HTC Global Ventures, LLC (the “Purchaser”), pursuant to which the Purchaser agreed to acquire all or substantially all of the assets of the Company (the Company, the “Debtor”) relating to the Debtor’s North American business, along with 100% of the capital stock in wholly-owned non-Debtor subsidiary CIBERsites India Private Limited, on the terms set forth in the Purchase Agreement through a sale under 11 U.S.C. § 363 (“Asset Sale”). As previously reported in a Current Report filed on Form 8-K with the SEC on June 9, 2017, the Asset Sale closed on June 8, 2017.

On June 28, 2017, the Company filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to change its name from “Ciber, Inc.” to “CMTSU Liquidation, Inc.” The Amendment was adopted in accordance with Sections 242 and 303 of the General Corporation Law of the State of Delaware and authorized pursuant to an order by the United States Bankruptcy Court for the District of Delaware. The change of corporate name was effected to satisfy one of the Company’s obligations under the Purchase Agreement.

A copy of the Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation dated June 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: July 5, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation dated June 28, 2017.